AMENDMENT NO. 2 TO LEASE

This Amendment No. 2 to Lease (this "Amendment Two") is made as of **the date last signed below** , 2017 by and among SLC Lake Pointe SPE LLC, a Delaware limited liability company ("Landlord"), and eHealthInsurance Services, Inc., a Delaware corporation ("Tenant") (each, a "Party;" collectively, the "Parties").

RECITALS

A. Landlord's predecessor in interest and Tenant executed that certain Office Lease dated May 7, 2012, as amended by that certain Amendment No. 1 to Lease dated August 17, 2017 (collectively, the "Lease"). Pursuant to the Lease, Landlord leases to Tenant that certain space (the "Existing Space") containing approximately 27,830 rentable square feet located on first and fourth floors of the building with address of 2875 South Decker Lake Drive, West Valley City, Utah 84119 (the "Building"), as more particularly described in the Lease. Capitalized terms used in this Amendment Two shall have the meanings given to them in the Lease, except as provided in this Amendment Two.

B. Landlord and Tenant desire to, among other things, expand the Premises to include that certain space on the first floor of the Building containing approximately 1,085 rentable square feet as shown on Exhibit 1 attached hereto (the "Expansion Space"), such that the Premises shall consist of 28,915 rentable square feet, in accordance with the terms and conditions set forth in this Amendment Two.

AGREEMENT

In consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, Landlord and Tenant agree as follows:

1. **Amendment of Lease**.

A. Expansion Space. Landlord shall deliver the Expansion Space to Tenant in the same condition as exists on the date this Amendment Two is signed by both Parties. On the date the Expansion Space has been delivered to and accepted by Tenant as being in the condition required under this Amendment Two (the "Expansion Space Commencement Date"): (i) the Premises (and definition of "Premises") shall be expanded to include the Expansion Space, and (ii) Tenant shall lease the Expansion Space from Landlord on the same terms and conditions set forth in the Lease, except as modified by this Amendment Two. Failure of Tenant to identify and notify the Landlord of any failure of the Expansion Space to meet such required condition within two (2) business days of its delivery shall be deemed acceptance of same regardless of whether Tenant has occupied the Expansion Space. The "Anticipated Expansion Space Commencement Date" is January 1, 2018. If Landlord is unable to deliver the Expansion Space on the Anticipated Expansion Space Commencement Date," Landlord shall have no liability to Tenant for delay in delivering possession. Upon and subject to Tenant's acceptance of the Expansion Space as being in the condition required under this Amendment Two, the Expansion Space shall be deemed delivered to Tenant in "as is" condition and without any representation or warranty. Tenant's occupancy of the Expansion Space shall constitute conclusive acceptance of the amount of square footage stated herein, and of the condition of the Expansion Space. If requested by Landlord, Tenant shall confirm in writing the date of the Expansion Space Commencement Date.

B. Expansion Space Term. The Term of the Lease for the Expansion Space shall begin on the Expansion Space Commencement Date and run coterminous with the Term of the Lease for the Existing Space, currently expiring on March 31, 2023.

C. Basic Monthly Rent. As of the later of the Expansion Space Commencement Date or January 1, 2018 (the "Expansion Space Rent Commencement Date") and continuing throughout the Term of the Lease, Tenant shall pay to Landlord Basic Monthly Rent with respect to the Expansion Space (prorated on a per diem basis for any partial calendar month) in accordance with the figure

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corresponding to the relevant time period and appearing in the far right hand column of the following table (which table is hereby added to Section 1.2 of the Lease):

Period	Annual Basic Monthly Rent per RSF	Annual Basic Monthly Rent	Monthly Installment of Basic Monthly Rent
Expansion Space Rent Commencement Date through 12/31/18	$20.00	$21,700.00	$1,808.33
1/1/19 – 12/31/19	$20.60	$22,351.00	$1,862.58
1/1/20 – 12/31/20	$21.22	$23,021.53	$1,918.46
1/1/21 – 12/31/21	$21.85	$23,712.18	$1,976.01
1/1/22 – 12/31/22	$22.51	$24,423.54	$2,035.30
1/1/23 – 3/31/23	$23.19	$25,156.25	$2,096.35

For avoidance of doubt, rent on the Expansion Space shall be abated during any period prior to January 1, 2018.

D. Tenant's Share. As of the Expansion Space Rent Commencement Date, Tenant's Percentage of Operating Expenses with respect to the entire Premises shall be 34.38%.

E. Base Year. As with the rest of the Premises, Tenant's Base Year for purposes of calculating Tenant's Share of Operating Expenses with respect to the Expansion Space shall be calendar year 2018.

F. Ping Pong Table and Game Room. As of the Expansion Space Commencement Date, Tenant shall no longer use the Existing Space on the first floor of the Building as a game room/lounge, which activities shall be relocated to the Expansion Space only. Consequently, Tenant shall relocate, at its sole cost and expense, the ping pong table located in the Existing Space on the first floor of the Building to the Expansion Space.

2. **Tenant Representations**. Tenant represents and warrants that:

A. Due Authorization. Tenant has full power and authority to enter into this Amendment Two without the consent of any other person or entity;

B. No Assignment. Tenant has not assigned the Lease, or sublet the Premises;

C. No Default. Tenant is not in default of the Lease and Tenant acknowledges that Landlord is not in default of the Lease;

D. Binding Effect. The Lease is binding on Tenant and is in full force and effect, and Tenant has no defenses to the enforcement of the Lease; and

E. Real Estate Brokers. There is no real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with the representation of Tenant in this Amendment Two and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all third-party claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses ("Claims") (including without limitation, attorneys' fees and costs incurred by Tenant defending or settling such Claims) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such Tenant's discussions, negotiations and/or dealings with any real estate broker or agent.

3. **Landlord Representations**. Landlord represents and warrants that:

A. Due Authorization. Landlord has full power and authority to enter into this Amendment Two without the consent of any other person or entity;

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B. No Default. Landlord is not in default of the Lease and Landlord acknowledges that Tenant is not in default of the Lease; and

C. Binding Effect. The Lease is binding on Landlord and is in full force and effect, and Landlord has no defenses to the enforcement of the Lease.

4. **General Provisions**

A. Attorneys' Fees. If a suit or an action is instituted in connection with any dispute arising out of this Amendment Two or the Lease or to enforce any rights hereunder or thereunder, the prevailing party shall be entitled to recover such amount as the court may adjudge reasonable as attorneys' and paralegals' fees incurred in connection with the preparation for and the participation in any legal proceedings (including, without limitation, any arbitration proceedings or court proceedings, whether at trial or on any appeal or review), in addition to all other costs or damages allowed.

B. Counterparts; Facsimile and Scanned Email Signatures. This Amendment Two may be executed in counterparts and when each party has signed and delivered at least one such executed counterpart to the other party, then each such counterpart shall be deemed an original, and, when taken together with the other signed counterpart, shall constitute one agreement which shall be binding upon and effective as to all signatory parties. Facsimile and scanned e-mail signatures shall operate as originals for all purposes under this Amendment Two.

C. Effect of Amendment. The Lease is unmodified except as expressly set forth in this Amendment Two. Except for the modifications to the Lease set forth in this Amendment Two, the Lease remains in full force and effect. To the extent any provision of the Lease conflicts with or is in any way inconsistent with this Amendment Two, the Lease is deemed to conform to the terms and provisions of this Amendment Two.

D. Binding Effect. The provisions of this Amendment Two shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No amendment, modification or supplement to this Amendment Two shall be binding upon the parties unless in writing and executed by Landlord and Tenant.

E. Integration. This Amendment Two contains the entire agreement and understanding of the parties with respect to the matters described herein, and supersedes all prior and contemporaneous agreements between them with respect to such matters.

F. Submission of Amendment Two. The submission of this Amendment Two for examination and negotiation does not constitute an offer to execute this Amendment by Landlord Two. This Amendment Two shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

[Signatures on following page.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment Two as of the date first above written.

TENANT:

EHEALTHINSURANCE SERVICES, INC.,
a Delaware corporation

By: ______________________

Name: David K. Francis

Title: COO/CFO

Date Signed: 12/12/2017

LANDLORD:

SLC LAKE POINTE EQUITIES LLC,
a Delaware limited liability company

By: SLC Lake Pointe SPE LLC,
a Delaware limited liability company, its Sole Member

By: SLC Lake Pointe Holdings LLC,
a Delaware limited liability company, its Managing Member

By: ______________________
Matthew J. Felton, Managing Member

Date Signed: December 10, 2017

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EXHIBIT 1
EXPANSION SPACE


leased
leased
fitness
center
leased
eHealth
1,085 RSF
eHealth Additional
Space